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EXHIBIT 99.1

Certification of Principal Executive Officer Pursuant to 31 CFR Section 30.15

I, Archie M. Brown, Jr., Chief Executive Officer, certify, based on my knowledge, that:

         (i)  The Executive Compensation Committee of MainSource Financial Group, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between MainSource Financial Group, Inc. and Treasury and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date, the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to MainSource Financial Group, Inc.;

        (ii)  The Executive Compensation Committee of MainSource Financial Group, Inc. has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of MainSource Financial Group, Inc. and during the same applicable period has identified any features of the employee compensation plans that pose risks to MainSource Financial Group, Inc. and has limited those features to ensure that MainSource Financial Group, Inc. is not unnecessarily exposed to risks;

      (iii)  The Executive Compensation Committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of MainSource Financial Group, Inc. to enhance the compensation of an employee, and has limited any such features;

       (iv)  The Executive Compensation Committee of MainSource Financial Group, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

        (v)  The Executive Compensation Committee of MainSource Financial Group, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

  (A)
  SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of MainSource Financial Group, Inc.;

  (B)
  Employee compensation plans that unnecessarily expose MainSource Financial Group, Inc. to risks; and

  (C)
  Employee compensation plans that could encourage the manipulation of reported earnings of MainSource Financial Group, Inc. to enhance the compensation of an employee;

       (vi)  MainSource Financial Group, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or "clawback" provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

      (vii)  MainSource Financial Group, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date;

    (viii)  MainSource Financial Group, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date;

       (ix)  The board of directors of MainSource Financial Group, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between MainSource Financial Group, Inc. and Treasury; this policy has been provided to Treasury and its primary regulatory agency; MainSource Financial Group, Inc. and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

        (x)  MainSource Financial Group, Inc. will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc. fiscal year containing that date;

       (xi)  MainSource Financial Group, Inc. hereby discloses that it has not offered during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

      (xii)  No compensation consultant has been engaged by MainSource Financial Group, Inc., the board of directors of MainSource Financial Group, Inc., or the Executive Compensation Committee of MainSource Financial Group, Inc. during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date;

    (xiii)  MainSource Financial Group, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between MainSource Financial Group, Inc. and Treasury or June 15, 2009 and ending with the last day of MainSource Financial Group, Inc.'s fiscal year containing that date;

     (xiv)  MainSource Financial Group, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between MainSource Financial Group, Inc. and Treasury, including any amendments;

      (xv)  MainSource Financial Group, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with name, title, and employer of each SEO and most highly compensated employee identified; and

     (xvi)  I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001)

Date: March 10, 2010

By:    /s/ ARCHIE M. BROWN, JR.
          Archie M. Brown, Jr., Chief Executive Officer

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  EXHIBIT 99.1